Exhibit 8

Subsidiaries of StealthGas Inc.

Access Consultants Co.

Alexis Shipholding S.A.

Aracruz Trading Ltd.

Atlas Investments S.A.

Aubine Services Ltd.

Balcan Profit Limited

Balkan Holding Inc.

Baroness Holdings Inc.

Cedric Finance Inc.

Celidon Investments Inc.

Continent Gas Inc.

Delora Trading Company

Drew International Inc.

East Propane Inc.

Empire Spirit Ltd.

Energetic Peninsula Limited

Evolution Crude Inc.

Fairdeal Enterprises Corp.

Floyd Properties Co.

Gaz de Brazil Inc.

Geneve Butane Inc.

Grazia Maritime Ltd.

Heather Trading S.A.

Iceland Limited

Independent Trader Ltd.

International Gases Inc.

Industrial Materials Inc.

Jungle Investment Limited

Kalinda Shipmanagement Ltd.

Leader Investments Inc.

Lpgone Ltd.

Lyonet Holdings Corp.

Matrix Gas Trading Ltd.

Melvyn Services Company

Neutron Marine Corp.

Northern Yield Shipping Limited

Ocean Blue Limited

Oswald Trading Limited

Oxford Gas Ltd.

Pacific Gases Ltd.

Petchem Trading Inc.

Quinta Trading Co.

Reina Properties Corp.

Sabrina Enterprises S.A.

Scope International Inc.

Semichlaus Exports Ltd.

Soleil Trust Inc.

Somer Shipmanagement S.A.

Transgalaxy Inc.

Triathlon Inc.

VCM Trading Ltd.

Ventspils Gases Ltd.